Exhibit 3.2

                                     Amended
                                    BY- LAWS
                                       of
                       Socrates Technologies Corporation,
                              Delaware corporation



                                    ARTICLE I
                                     OFFICES


         Section 1. The registered office of Socrates Technologies Corporation (the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS


         Section 1. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors and transact such other business as may properly be brought before the meeting; provided, however, that, commencing in Year 2001, the annual meeting of the stockholders shall be held on or before May 31st of each year.



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         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman or the president and shall be called by the president or secretary at the request in writing of (a) a majority of the board of directors or (b) stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 5. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose of purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 7. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other


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than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may not be taken at any annual or special meeting of such stockholders, may not be taken without a meeting and without prior notice and without a vote.

         Section 12. Shareholder proposals must be received in writing by the Corporation's Secretary at least 45 days before the anniversary of the record date of the preceding year's annual meeting of shareholders in order to be considered for inclusion in the current year's proxy statement or proxy solicitation materials of the Corporation.


                                   ARTICLE III
                                    DIRECTORS

         Section 1. The business of the Corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.



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         Section 2. The number of directors, which shall constitute the whole board, shall be not less than one or more than nine. Within the limits above specified, the number of directors shall be fixed from time to time by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 3. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filing any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.



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         Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special meetings of the board may be called by the chairman or the chief executive officer or by two or more directors on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called in like manner and on like notice on the written request of two directors, unless the board consists of only one director in which case special meetings shall be called in like manner and on like notice on the written request of the sole director.

         Section 8. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, member of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 11. Committees of the Board. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.



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         In the absence or disqualification of a member of a committee, the member of members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the board of directors, shall have any may exercise all the powers and authority of the board of directors in the management of the business affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may required it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 12. Each committee shall keep regular written minutes of its meetings and report the same to the board of directors when required. Minutes for every committee meeting shall be submitted to the Secretary of the Corporation.

         Section 13. The Corporation shall have at all times an Audit Committee, which shall be responsible for oversight of the financial controls, systems and practices of the Corporation, recommendation of outside auditors and investigating and correcting any improper, illegal or negligent acts or practices of the financial and accounting staff of the Corporation. The Audit Committee shall have at least three (3) and not more than seven (7) members, each member being a non-employee, outside or independent director. All members of the Audit Committee must be able to read and


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understand fundamental financial statements, including the Corporation's balance sheet, income statements, and cash flow statements. At least one member of the Audit Committee must have past employment experience in finance or accounting or other comparable experience or background, including a current or past position as a chief executive officer or financial officer or other senior officer with financial oversight responsibilities.

         Section 14. The Corporation shall have at all times a Conflicts Committee, which committee shall be responsible for reviewing, investigating and making determinations about the existence of any self-dealing, bad faith or other breach of fiduciary duties in any agreements, transactions, dealings, activities or relationships between the Corporation and its partners officers, directors, employees, agents, business associates and shareholders. The Conflicts Committee shall have at least one (1) but not more than three (3) members, each member being a non-employee, outside or independent director. The Conflicts Committee shall be advised by the general counsel of the Corporation and/or any outside professional advisors that the Conflicts Committee deems necessary to properly perform its duties. The Conflicts Committee shall also conduct an annual review of the management and corporate governance practices, polices, controls and systems of the Corporation and report its findings and recommendations to the board.

         Section 15. The full board shall perform the duties of a nominating committee, which committee shall nominate persons for stand for election or appointment to the board.

                            COMPENSATION OF DIRECTORS

         Section 16. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 17. Removal of Directors. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause,


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by the holders of a majority of shares entitled to vote at an election of directors, or, with cause, by a majority of the directors entitled to vote thereon. For purposes of these by-laws, "cause" shall mean any act that constitutes a felony violation of federal or state laws, any intentional breach of the director's duty of loyalty to the Corporation and its shareholders (including intentional self-dealing), embezzlement or theft or misappropriation of Corporation assets, or falsifying any report tendered to the board or intentionally making a false statement to the board if such report or statement is used by the board in making any decision affecting the Corporation or its shareholders, or is used in any filing with a regulatory agency or court, or is used in any public announcement.


                                   ARTICLE IV
                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V
                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the board of directors and shall consist of a chairman of the board, chief executive officer and/or president, chief financial officer, general counsel and a secretary. The directors may also choose a chief operating officer, one or more vice-presidents, a treasurer, a controller, one or more assistant treasurers or controllers, and one or more assistant secretaries. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide; provided, however, that the same person may not serve concurrently as chairman, chief executive


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officer and president. The Corporation shall not be obligated to appoint a chief executive officer or a president or a chief operating officer if any of these offices are or become vacant; provided, however, that one these offices must be held by a full-time employee. In the event that the position of chief executive officer, president and chief operating officer are vacant, the chairman of the board shall exercise the authority of the chief executive officer, the president and chief operating officer until such time as such positions are appointed by a majority of the directors of the board.

         Section 2. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 3. The board of directors at its first meeting after each annual meeting of stockholders shall choose the officers of the corporation who shall hold their offices until their successors are chosen and qualified, or until their resignation or removal. If any officers are not chosen at an annual meeting, n at any subsequent regular or special meeting.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

                                  THE CHAIRMAN

         Section 6. The chairman shall preside at all stockholders' meetings and all meetings of the board of directors at which he is present and shall have such other duties as may be assigned to him by the board of directors. The chairman shall perform the duties of the chief executive officer, president and chief operating officer in the event of their absence or inability or refusal to act or perform the duties of their respective offices.

                           THE CHIEF EXECUTIVE OFFICER

         Section 7. The chief executive officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. In the absence of the chairman or in the event of his inability or refusal to act, the


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chief executive officer shall also perform the duties of the chairman and, when so acting shall have all the powers of and be subject to all the restrictions upon the chairman.

         Section 8. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chief executive officer shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                  THE PRESIDENT

         Section 9. The president shall perform such management and other duties as may be assigned to him or her by the chairman, the board or the chief executive officer. The president shall see that all orders and resolutions of the board of directors are carried into effect. In the absence of the chief executive officer, or president or in the event of his inability or refusal to act, then the president shall perform all the duties and enjoy all of the authority of the chief executive officer.

         Section 10. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, in the absence of the chief executive officer or in the event of his inability or refusal to act, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. The president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                             CHIEF OPERATING OFFICER

         Section 11. The chief operating officer shall perform the duties assigned to him from time to time by the chief executive officer and the president, which duties shall be consistent with the day-to-day managerial functions customarily performed by a chief operating officer. The Corporation shall not be obligated to employ a chief operating officer if it has a full-time chief executive officer or president, or the chairman is fulfilling the duties of those offices. The chief operating officer shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.




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                               THE VICE-PRESIDENTS

         Section 12. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 13. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. The secretary shall have custody of the corporate seal of the Corporation and the secretary, or an assistant secretary, shall be authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the secretary's signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by that officer's signature.

         Section 14. The assistant secretary or, if there be more than one, the assistant secretaries in the order determined by the board of directors (or, if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                             CHIEF FINANCIAL OFFICER

         Section 15 The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall


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deposit all moneys and other valuable efforts in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The chief financial officer shall perform the duties of the treasurer in the event that the position of the treasurer is not filled or becomes vacant.

         Section 16. The chief financial officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, in the absence of the chief executive officer and the president, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chief executive officer shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 17. The chief financial officer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chairman, the chief executive officer, president and the board of directors, at its regular meetings, or when the board of directors, so requires, an account of all his transactions as chief financial officer and of the financial condition of the Corporation. The chief financial officer shall report to and be supervised by the chairman and board of directors.

         Section 18. If required by the board of directors, the chief financial officer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the chief financial advisor's office and for the restoration to the corporation to the corporation, in case of the chief financial officer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer's possession or under the chief financial officer's control belonging to the Corporation.

                                    TREASURER

         Section 19. The treasurer shall perform such financial accounting, management and administrative duties as he may be assigned to him by the chief financial officer or by the board of directors.

                                   CONTROLLER

         Section 20. The controller shall perform such financial, accounting, administrative and management duties as may be assigned to him by the


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chief financial officer or the board of directors. In the absence of the chief financial officer and the treasurer, if any, or in the event of their inability or refusal to act, the controller shall perform the duties and exercise the powers of the chief financial officer and the treasurer and shall perform such other duties and have such other powers as the board of directors may determine may from time to time prescribe.

                 ASSISTANT TREASURERS AND ASSISTANT CONTROLLERS

         Section 22. The Corporation may appoint as many assistant treasurers and/or assistant controllers as the Corporation deems appropriate and necessary to the efficient operation of the Corporation's businesses. The assistant treasurers and/or assistant controllers shall have such duties and powers as the chief financial officer or the board of directors may determine to assign to them from time to time.

                                 GENERAL COUNSEL

         Section 21. The general counsel shall serve as legal counsel to the Corporation, shall supervise any and all outside law firms performing services for the Corporation, shall be responsible for ensuring corporate compliance with applicable federal, state and local regulatory and corporate governance laws, regulations, ordinances and principles, and shall assist the Corporation's senior management in the evaluation of mergers and acquisitions candidates, drafting and negotiating business, financial and other contractual transactions and agreements. The general counsel shall also be responsible for conducting any internal investigations concerning employee grievances or any third party investigations, assisting any and serving as a member of any special committee of the board empowered to investigate internal policies, practices, systems, controls, transactions, activities or other matters. The general counsel shall, where qualified, serve as the Corporation's registered agent for service of process, shall draft all regulatory filings and reports, and shall, where licensed and appropriate in the opinion of the general counsel and the board, appear on behalf of the Corporation as its attorney-in-fact. The general counsel shall report directly to and shall be supervised by the chairman of the board and the board of directors.


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                                      LOANS

         Section 23. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation whenever, in the judgment of the Board, such assistance may reasonably be expected to benefit the Corporation.


                                   ARTICLE VI
                             CERTIFICATES FOR SHARES


         Section 1. The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, (a) the chairman or the chief executive officer, the president or a vice-president of the Corporation and (b) the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation.

         Section 2. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 151, 156, 202(a) or 218(a) of the General Corporation Law of Delaware or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. All of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated


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shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

                               FIXING RECORD DATE

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provide, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall


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have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE VII
                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the director shall think conductive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE VIII
                                ANNUAL STATEMENT


         Section 1. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.


                                   ARTICLE IX
                                     CHECKS

         Section 1. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.



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

                                    ARTICLE X
                                 INDEMNIFICATION

         Section 1. As used in this Article X, any word or words that are defined in the General Corporation Law of Delaware, as amended from time to time, (the "Indemnification Provisions") shall have the same meaning as provided in the Indemnification Provisions.

         Section 2. The Corporation shall indemnify and advance expenses to a director or officer of the Corporation to the fullest extent allowed by the Indemnification Provisions. The Corporation may also provide for indemnification of its officers and directors that exceeds the indemnification specifically allowed under the Indemnification Provisions for officers and directors, which indemnification may include, without limitation, indemnification agreements and insurance coverage.

         Section 3. With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by the board of directors, indemnify and advance expenses to such employee or agent to the fullest extent permitted by the Indemnification Provisions.

         Section 4. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's official capacity and as to action in another capacity while holding such office.

         Section 5. Personal Liability of a Director. To the extent allowed under the laws of the State of Delaware, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 6. If the General Corporation Law of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of


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

directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of Delaware at that time in force. Any repeal or modification of this paragraph by the stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE XI
                                   FISCAL YEAR

         Section 1. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.


                                   ARTICLE XII
                                 CORPORATE SEAL

         The seal of the Corporation shall contain the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLES XIII
                                   AMENDMENTS


         Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.





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

                                   ARTICLE XIV
                                 REIMBURSEMENTS

         Section 1. Any payments made to an officer or other employees of the Corporation, such as salary, commission, interest or rent, or entertainment expenses incurred by him, which payment shall be disallowed in whole or in part as a deductible expense by the U.S. Internal Revenue Service, shall be reimbursed to such officer or other employee of the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or other employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amounts owe to the Corporation have been recovered.






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